UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2024

ONEMEDNET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40386	86-2076743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6385 Old Shady Oak Road, Suite 250 Eden Prairie, MN 55344 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 800-918-7189

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONMD	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	ONMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2024, OneMedNet Corporation (the “Company”) received an expected delinquency notification letter (the “Notice”) from the Listing Qualifications Department staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), which indicated that, as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024 (the “New Delinquent Filing”) by the applicable due date, the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires Nasdaq-listed companies to timely file all required periodic financial reports with the U.S. Securities and Exchange Commission (the “SEC”).

Previously, the Staff granted the Company an exception until December 11, 2024 to file its delinquent Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024 (collectively with the New Delinquent Filing, the “Delinquent Filings”). As a result, any additional Staff exception to allow the Company to regain compliance with all delinquent filings, including the New Delinquent Filing, will be required to be filed by December 11, 2024. In accordance with Nasdaq’s listing rules, the Company has until December 6, 2024 to submit to the Staff an update to the Company’s original plan to regain compliance with the Rule (the “Updated Plan”).

Neither the Notice nor the Company’s noncompliance with the Rule has an immediate effect on the listing or trading of the Company’s securities on Nasdaq, which will continue to trade on The Nasdaq Capital Market under the symbols “ONMD” and “ONMDW.” The Company continues to work diligently to complete the Delinquent Filings and plans to file the same as promptly as possible to regain compliance with the Rule. The Company currently expects to prepare and file the Delinquent Filings on or before December 11, 2024, although there can be no guarantee that the Delinquent Filings are filed within the required timeframe. Additionally, the Company intends to submit the Updated Plan on or before December 6, 2024. There can be no assurance that the Updated Plan will be accepted by the Staff or that the Company will be able to regain compliance with the minimum requirements of the Nasdaq listing rules.

As required under Nasdaq Listing Rule 5810(b), the Company issued a press release on November 27, 2024, announcing that it had received the Notice, its plan for compliance and other matters. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 27, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2024

ONEMEDNET CORPORATION

By:	/s/ Aaron Green
Aaron Green
Chief Executive Officer